Exhibit 99.2

           Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial information gives effect to the acquisition by PowerHouse Technologies Group, Inc. (the "Registrant") of all of the common stock of First Person Software, Inc. ("First Person"), which was consummated on June 18, 2004. The unaudited pro forma combined condensed balance sheet and unaudited pro forma combined condensed statements of operations for the twelve months ended March 31, 2004, has been prepared as if the acquisition had occurred at April 1, 2003. The notes to the pro forma combined condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at that date.

On August 13, 2004, the Registrant completed a private placement of Series A Senior Units ("Senior A Units"), comprised of a total of 3,726,684 shares of the Company's Series A Senior Convertible Preferred Stock (the "Senior A Preferred Stock") and five-year warrants (the "Senior A Preferred Warrants") to purchase 1,220,233 shares of the Registrant's common stock (the "Senior A Units Offering"). The shares of Senior A Preferred Stock were valued at $3.06 per share. The exercise price of the Senior A Preferred Warrants is equal to $3.83 per share. In connection with the Senior A Units Offering, the Registrant closed on approximately $10,510,653 in funding. That amount includes approximately $2,100,000 received under a bridge financing and approximately $539,000 principal amount of the Registrant's secured convertible notes, bearing 10% interest per annum with a maturity of 10 years (the "Convertible Notes"), following the conversion of the Convertible Notes into shares of Senior Preferred Stock in connection with the Senior A Units Offering.

The unaudited pro forma combined condensed financial information has been derived from the Registrant's historical consolidated financial statements and those of First Person and should be read in conjunction with those financial statements and notes, the accompanying notes to the pro forma combined condensed financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in these financial statements, in the Registrant's Form 10-KSB for the year ended March 31, 2004, filed with the Securities and Exchange Commission on July 14, 2004.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma combined condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

Unaudited Pro Forma Combined Condensed Balance Sheet
March 31, 2004

                                               PowerHouse                               Pro Forma
                                             Technologies        First Person          Adjustments                    Pro Forma
ASSETS                                        Group, Inc.       Software, Inc.          (Note 1)           Note        Combined
                                             -------------     ----------------        -----------        ------      ------------
Current Assets
    Cash                                          $807,484            $33,498           $5,163,884          (a)         $6,004,866
    Accounts receivable                             22,938                 --                   --                          22,938
    Inventory                                       16,088                 --                   --                          16,088
    Deferred loan costs                            172,042                 --             (172,042)         (b)                 --
    Other current assets                            20,000              7,113               (7,113)         (c)             20,000
                                                ----------           --------          -----------                      -----------
      Total Current Assets                       1,038,552             40,611            4,984,729                       6,063,892

Other Assets
    Investment in equity investee                  318,511                 --             (318,511)         (c)                 --
    License fee                                    208,418                 --             (208,418)         (c)                 --
    Software technology                                 --             45,700            2,297,136          (d)          2,342,836
    Investment in equity securities                  2,049            140,000             (140,000)         (e)              2,049
                                                ----------           --------          -----------                      -----------
      Total Other Assets                           528,978            185,700            1,630,207                       2,344,885

Total Assets                                    $1,567,530           $226,311           $6,614,936                      $8,408,777
                                                ==========           ========          ===========                      ==========

LIABILITIES AND CAPITAL
Current Liabilities
    Convertible debt, net of debt discount      $1,492,758                $--          ($1,492,758)         (b)                $--
    Accounts payable                               930,063             28,407                   --                         958,470
    Accrued expenses                               752,087              4,600              (90,002)         (c)            666,685
    Due to officer                                  21,251                 --                   --                          21,251
    Finders fee payable                             60,825                 --              (60,825)         (b)                 --
    Deferred royalty revenue                            --            118,416             (118,416)                             --
    Rescission offer payable                            --                 --              273,814          (f)            273,814
    Accrued compensation                           332,083                 --                   --                         332,083
                                                ----------           --------          -----------                      -----------
      Total Current Liabilities                  3,589,067            151,423           (1,488,187)                      2,252,303

Total Liabilities                                3,589,067            151,423           (1,488,187)                      2,252,303
                                                ----------           --------          -----------                      -----------

Stockholders' Equity (Deficit)
    Senior A Preferred stock                            --             54,000              (53,686)         (g)                314
    Junior A Preferred stock                            --                 --                  108          (h)                108
    Common stock                                       376            525,675             (525,766)         (i)                285
    Paid-in Capital                              6,843,990                 --            9,201,536          (j)         16,045,526
    Treasury stock                                      --                 --             (143,600)         (k)           (143,600)
    Deferred consulting compensation              (139,650)                --                   --                        (139,650)
    Other comprehensive income                          --             40,000              (40,000)         (k)                 --
    Deficit accumlulated in development stage   (8,726,253)          (544,787)            (335,469)         (l)         (9,606,509)
                                                ----------           --------          -----------                      -----------
      Total Stockholders Equity (Deficit)       (2,021,537)            74,888            8,103,123                       6,156,474

Total Liabilities & Capital                     $1,567,530           $226,311           $6,614,936                      $8,408,777
                                                ==========           ========          ===========                      ==========

Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended March 31, 2004

                                               PowerHouse                               Pro Forma
                                             Technologies        First Person          Adjustments                    Pro Forma
                                              Group, Inc.       Software, Inc.          (Note 2)           Note        Combined
                                             -------------     ----------------        -----------        ------      ------------

Revenues                                           345,585             34,584              (34,584)         (a)            345,585

Cost of sales                                      214,671                 --              (34,584)                        180,087
                                                ==========           ========          ===========                      ===========

Gross profit                                       130,914             34,584              (69,168)                        165,498
                                                ==========           ========          ===========                      ===========

Operating Expenses:
    Research & Development                         108,392            131,273                   --                         239,665
    Sales & Marketing                            1,782,344            125,063                   --                       1,907,407
    General & Administrative                     2,611,467            104,289              459,427          (b)          3,175,183
                                                ----------           --------          -----------                      -----------
      Total Operating Expenses                   4,502,203            360,625              459,427                       5,322,255

Non-Operating income (expense)
    Loss due to theft                           (1,789,411)                --                   --                      (1,789,411)
    Equity in loss of investee                    (152,345)                --              152,345          (c)                 --
    Interest income (expense)                      (63,884)             3,118           (2,318,244)      (a)(d)         (2,379,010)
    Other income                                        --                446                   --                             446
    Other expense                                  (20,364)                --                   --                         (20,364)
                                                ----------           --------          -----------                      -----------
      Total non-operating income (expenses)     (2,026,004)             3,564           (2,165,899)                     (4,188,339)

Loss Before Income taxes                        (6,397,293)          (322,477)          (2,625,326)                     (9,345,096)

Provision for Income taxes                             800                800                   --                           1,600
                                                ----------           --------          -----------                      -----------

Net Loss                                        (6,398,093)          (323,277)          (2,625,326)                     (9,346,696)

Less: Dividends on Sr. and Jr. Preferred Stock          --                 --            7,480,476          (e)          7,480,476
                                                ----------           --------          -----------                      -----------

Net Loss Allocable to Common Shareholders      ($6,398,093)         ($323,277)        ($10,105,802)                    ($16,827,172)
                                               ===========           ========          ===========                     ============

Basic and Diluted Loss per Share                   ($1.95)                  --                   --                          ($7.09)
                                                ==========           ========          ===========                      ===========

Weighted Average Shares Outstanding              3,285,107                  --            (910,588)         (f)           2,374,519
                                                ==========           ========          ===========                      ===========

See accompanying notes to consolidated financial statements.

Note 1 - Unaudited Pro Forma Combined Condensed Balance Sheet

The following adjustments were applied to the Registrant's historical balance sheet and those of First Person as of the year ended March 31, 2004.

      (a) Includes cash received from proceeds of equity offering from April 1, 2004 to June 14, 2004, net of amounts paid to First Person
      (b)  Retires balance upon conversion to Senior A Preferred stock
      (c)  Inter-company amount eliminated with the merger with First Person
      (d)  Allocation of purchase price from First Person
      (e) Current value of shares of PHT held by First Person through transaction in November, 2002
      (f) Pursuant to Rescission Offer, represents shareholders of PHT who requested return of funds with interest
      (g) Represents (1) issuance of shares for new investment in PHT, and (2) purchase of outstanding shares of First Person
      (h) Issuance of Junior A Preferred shares in connection with Rescission offer
      (i) Represents (1) consolidation with First Person, and (2) repurchase of 46,500 shares through Rescission offer
      (j) Net increase to Paid-in Capital from Equity offering, Rescission offer and First Person transaction
      (k) Represents market value of PHT shares (40,000) held by First Person at time of merger
      (l) Net change to retained earnings from conversion of debt and First Person transaction

Note 2 - Unaudited Pro Forma Combined Condensed Statement of Operations

The following adjustments were applied to the Registrant's historical statement of operations and those of First Person as of year ended March 31, 2004.

      (a)  Elimination of inter-company activity
      (b)  Project amortization of intangible based on 5 year life
      (c) Elimination of the Registrant recognition of First Person operating losses
      (d) Pro forma expense for interest related to conversion of Convertible and Bridge note
      (e) This represents the beneficial conversion costs related to the convertibility of the Senior A and Junior A Preferred shares, and warrants issued with the Junior A Preferred shares ($6,782,668), and the cost associated with dividends payable on Senior A Preferred stock ($697,808).
      (f) Accounts for the effect on Common Stock from the Rescission Offer (exchange of 1,082,026 for Junior A Preferred shares, and a reduction of 46,500 through repurchase), and the issuance of shares from the merger with First Person (217,938). The net change is a pro forma reduction of Common Stock of 910,588 shares, assuming the transactions had occurred at the beginning of the period.